UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TANICO INC.
(Exact name of registrant as specified in its charter)

Nevada	37-2002382
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-261643

Securities to be registered pursuant to Section 12(g) of the Act: ordinary shares, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261643), as amended, originally filed with the Securities and Exchange Commission on February 18, 2022 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Legal Opinion
23.1*	Consent of Independent Auditors
99.1*	Form of Subscription Agreement

*Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on February 18, 2022

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tanico Inc.

Date: September 15, 2026	By:	/s/ Anton Mikhalev
Anton Mikhalev, CEO

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